Exhibit 99.1

NEWS RELEASE
                                                   Contact: Raymond A. Link
                                                   Sr. VP Finance & CFO
                                                   Sawtek Inc.
                                                   Tel:  (407) 886-8860
                                                   Fax:  (407) 886-7061
                                                   E-mail:  rl@sawtek.com
For Immediate Release

     Sawtek Announces a Mid-Quarter Update for Quarter Ending March 31, 2001

        Orlando, FL, February 26, 2001 - Sawtek Inc. (Nasdaq: SAWS) today provided investors with a mid-quarter update for the quarter ending March 31, 2001.

        Kimon Anemogiannis, President and Chief Executive Officer, stated, "The slow down in the wireless communication sector continues and our order flow and backlog are lower than originally projected for the quarter ending March 31, 2001. As a result, we are revising our outlook for this quarter. We are now projecting revenues for the quarter ending March 31, 2001 to be somewhere between $29 million and $31 million, gross profit margin is estimated at 52% to 53%, and earnings per share is estimated at $0.22 to $0.24. At this time, our visibility for the remainder of the year is unclear, and we believe our revenue and profits for the year will be below our previous estimates. We remain optimistic about our long-term prospects with significant revenue projected from our new products, including RF filters and our recently introduced RF cellular duplexer product."

Conference Call
---------------
        Sawtek will be hosting a conference call with the investment community on Tuesday, February 27, 2001 at 8:30 a.m. EST to discuss our outlook and to answer questions. The toll dial-in number for the call is (706) 643-0906 (no password required). The call can also be accessed via the Internet live at http://www.vcall.com. For those who are unavailable to listen to the live broadcast, a replay will be available by 11:00 a.m. EST February 27 through midnight March 1, 2001 by dialing (706) 645-9291, then enter the pass code 553633. You can also access the replay via the Internet at http://www.vcall.com for 30 days.

        A transcript of management's comments will be available within 24 to 48 hours through our web site at www.sawtek.com.


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About Sawtek
------------
        Sawtek designs, develops, manufactures and markets a broad range of electronic signal processing components based on surface acoustic wave, or SAW, technology primarily for use in the wireless communications industry. Sawtek's primary products include SAW filters for mobile handsets and infrastructure, plus custom-designed, high performance bandpass filters, resonators, oscillators and SAW-based subsystems. These products are used in a variety of microwave and RF systems, such as CDMA, TDMA, AMPS, GSM and 3G digital wireless communications systems, digital microwave radios, wireless local area networks, cable television equipment, Internet infrastructure, various defense and satellite systems, and sensors. You can access more information about Sawtek by visiting our web site at www.sawtek.com.

Forward-Looking Statements
--------------------------
        This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. Investors are cautioned that forward-looking statements such as statements of the Company's plans, objectives, expectations and intentions involve risks and uncertainties. The cautionary statements made in this release should be read as being applicable to all related statements wherever they appear. Statements containing terms such as "believes", "does not believe", "no reason to believe", "expects", "plans", "projects", "intends", "estimates", "anticipates", or similar terms, are considered to contain uncertainty and are forward-looking statements. The Company's actual results could differ materially from those discussed. Factors that could contribute to such differences include the following: a decline in either the growth of wireless communications or the acceptance of CDMA technology; our dependence on a few large customers; competitive products or technologies that could reduce demand for our products such as direct conversion or digital filtering technology; increased sales through consignment agreements; our ability to successfully develop and bring new products to market, particularly RF filters; our ability to successfully increase production capacity; our dependence on a limited number of suppliers for certain key raw materials; risks associated with international sales; declining selling prices for some of our key products; decreased manufacturing yields; cancellation of purchase orders by our customers; our inability to protect our intellectual property or if we infringe on the intellectual property of others; increased competition from other SAW suppliers; risks associated with our Costa Rican operations; risk of natural disasters; and other risks discussed in our SEC filings including Form 10K and Form 10Q, which can be accessed at the SEC web site, www.sec.gov.

        A reader of this release should understand that it is not possible to predict or identify all such risk factors. Consequently, the reader should not consider this list to be a complete statement of all potential risks or uncertainties. We do not assume the obligation to update any forward-looking statement.